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                                                               EXHIBIT 23.1


                CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS

We consent to the reference to our firm under the caption "Experts" and to the use of our report dated February 24, 1997 with respect to the consolidated financial statements and schedule of REMEC, Inc., included in the Proxy Statement of REMEC, Inc. that is made a part of the Registration Statement (Form S-4) and Prospectus of REMEC, Inc. for the registration of 860,000 shares of its common stock.


San Diego, California
May 12, 1997